EXHIBIT 5.2

Our Reference:    3053/LI186/019/

10 August 2020

PRIVATE AND CONFIDENTIAL

To:	Linde plc

Ten Earlsfort Terrace

Dublin 2

D02 T380

Attention: The Directors

Re:	Linde public limited company (the “Company”) incorporated in Ireland under registered number 602527

The $700,000,000 1.100% Notes due 2030 (the “2030 Notes”) and the $300,000,000 2.000% Notes due 2050 (the “2050 Notes”, and, together with the 2030 Notes, collectively, the “Notes” or the “Offered Securities”) issued by Praxair, Inc (the “Issuer”) and guaranteed by the Company (the “Guarantees”), which guarantee by the Company is guaranteed by Linde GmbH.

Dear Sir or Madam,

1.	Basis of Opinion

1.1

We act as solicitors in Ireland for the Company. We have been requested to furnish this opinion (the “Opinion”) in connection with (a) the entry into the Transaction Documents (as defined at paragraph 1.10 below) by the Company and (b) the issuance of the Notes and the Guarantees and any filing of a Form 8-K with the U.S. Securities and Exchange Commission in connection with the issuance of the Notes and the Guarantees (the “Transaction”).

1.2

This Opinion is solely for the benefit of the Addressee and may not be relied upon, used, transmitted, referred to, quoted from, circulated, copied, filed with any governmental agency or authority, disseminated or disclosed by or to any other person or entity for any purpose(s) without our prior written consent, provided that it may be disclosed: (i) to governmental, judicial or regulatory authorities to whom disclosure may be required by applicable laws or regulations, (ii) in connection with any actual or potential dispute, claim, legal or regulatory proceeding or investigation relating to the Notes, (iii) to the Addressee’s affiliates and (iv) to the legal and professional advisers of the Addressee and/or its affiliates, in each case on the basis that it is for information only, such persons may not rely upon this Opinion, we have no responsibility to such persons in connection with this Opinion and such persons are bound by the restrictions as to disclosure and reliance set out in this Opinion.

1.3

Notwithstanding the foregoing, we hereby consent to the reliance by Cahill Gordon & Reindel LLP on this opinion in rendering its “Exhibit 5” opinion in connection with the issuance of the Notes and Guarantees. In addition, we hereby consent to your filing this opinion as an exhibit to the Form 8-K to be filed by the Issuer with the U.S. Securities and Exchange Commission in connection with the issuance of the Notes and the Guarantees.

1.4	This Opinion is given on the basis that our client is the Company. For the purposes of giving this Opinion, we have taken instructions solely from the Company.

1.5

This Opinion is confined to and given in all respects on the basis of the laws of Ireland in force as at the date hereof as currently applied by the courts of Ireland. We have made no investigations of and we express no opinion as to the laws of any other jurisdiction or the effect thereof. In particular, we express no opinion on the laws of the European Union as they affect any jurisdiction other than Ireland. We have assumed without investigation that insofar as the laws of any jurisdiction other than Ireland are relevant, such laws do not prohibit and are not inconsistent with any of the obligations or rights expressed in the Transaction Documents and/or the Transaction.

1.6	This Opinion is also strictly confined to:

(a)	the matters expressly stated herein and is not to be read as extending by implication or otherwise to any other matter;

(b)	the Transaction Documents (each as defined at Schedule 1 below); and

(c)	the results of the Searches (as defined at paragraph 1.10 below),

and is subject to the assumptions and qualifications set out at paragraphs 3 and 4, respectively, below.

1.7

In giving this Opinion, we have relied upon the Corporate Certificate (as defined at paragraph 1.10 below) and the Searches (as defined at paragraph 1.10 below) and we give this Opinion expressly on the terms that no further investigation or diligence in respect of any matter referred to in the Corporate Certificate or the Searches is required of us.

1.8	No opinion is expressed as to the taxation consequences of Transaction Documents and/or the Transaction.

1.9	For the purpose of giving this Opinion, we have examined copies sent to us by email in pdf or other electronic format of the Transaction Documents, the Prospectus and the Prospectus Supplement.

1.10

All words and phrases defined in the Transaction Documents and not defined herein shall have the same meanings herein as are respectively assigned to them in each respective Transaction Document. References in this Opinion to:

(a)	“Companies Act” means the Companies Act 2014 (as amended);

(b)	“Constitution” means the memorandum and articles of association of the Company;

(c)	“Corporate Certificate” means the certificate of an authorised officer of the Company dated the date of this opinion certifying certain matters in respect of the Company;

(d)	“CRO” means the Irish Companies Registration Office;

(e)	“Ireland” means Ireland exclusive of Northern Ireland, and “Irish” shall be construed accordingly;

(f)	“Prospectus” means prospectus filed as part of the Registration Statement;

(g)	“Prospectus Supplement” means the prospectus supplement issued on or about the date of this opinion by the Issuer in connection with the Notes, and which is supplemental to the Prospectus;

(h)

“Registration Statement” means registration statement (SEC Reporting File Number: 333-238875) filed on Form S-3 by the Company on 2 June 2020 and relating to, inter alia, the issuance of debt securities by Praxair, Inc. and the Company and the guarantee of such debt securities;

(i)	“Revenue Commissioners” means the Irish Revenue Commissioners;

(j)	“Searches” means the searches listed at paragraph 1.11 below; and

(k)	“Transaction Documents” means documents and instruments listed in Schedule 1 hereto (Transaction Documents) (each a “Transaction Document”).

1.11	For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Company on or about the date hereof:

(a)

on the file of the Company maintained by the Registrar of Companies in the CRO for mortgages, debentures or similar charges or notices thereof and for the appointment of any examiner, receiver or liquidator;

(b)	in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the twelve years immediately preceding the date of the search;

(c)	in the Central Office of the High Court for any petitions filed in respect of the Company; and

(d)	in the Central Office of the High Court for any proceedings filed against the Company in the five years immediately preceding the date of the search.

1.12

This Opinion is governed by and is to be construed in accordance with the laws of Ireland (as interpreted by the courts of Ireland at the date hereof) and anyone seeking to rely on this Opinion agrees, for our benefit, that the courts of Ireland shall have exclusive jurisdiction to settle any dispute arising out of, or in connection with, this Opinion. This Opinion speaks only as of its date. We assume no obligation to update this Opinion at any time in the future or to advise you of any change in law, change in interpretation of law or change in the practice of the Revenue Commissioners which may occur after the date of this Opinion.

2.	Opinion

Subject to the assumptions and qualifications set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1	The Company is a public limited company and is duly incorporated and validly existing under the laws of Ireland.

2.2

The Company has the necessary corporate power and authority under its Constitution to execute and deliver any and all of the Transaction Documents to which it is a party and perform its obligations thereunder as Transaction Documents and to act as Guarantor in relation to the Notes.

2.3

All necessary corporate action required on the part of the Company to authorise the execution and delivery of the Transaction and the performance by the Company of its obligations under the Transaction Documents has been duly taken.

2.4	The Company has duly executed those Transaction Documents to which it is party.

3.	Assumptions

For the purpose of giving this Opinion we assume the following, without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Authenticity and bona fides

3.1

The truth, completeness, accuracy and authenticity of all copy letters, resolutions, certificates, permissions, minutes, authorisations and all other documents of any kind submitted to us as originals or copies of originals, and (in the case of copies) conformity to the originals of copy documents, the genuineness of all signatures (electronic or otherwise), stamps and seals thereon that any signatures (electronic or otherwise) are the signatures of the persons who they purport to be, that each witness and that each original was executed in the manner appearing on the copy.

Execution

(a)

That the Transaction Documents have been or will be executed in their final form and in a form and content having no material difference to the final drafts provided to us, were or will be, when executed, in their complete and final form, have been or will be delivered by the parties thereto and are not or will not be subject to any escrow arrangements.

(b)

The English case of R (on the application of Mercury Tax Ltd) v. Revenue and Customs Commissioners 2008 EWHC 2721, while not binding on the courts of Ireland, is of persuasive authority. That case indicates that a previously executed signature page from one document may not be transferred to another document, even where the documents in question are simply updated versions of the same document. We have assumed that no such steps have been taken in respect of the execution of the Transaction Documents.

3.2

That the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held and all formalities were duly observed, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout, that no further resolutions have been passed or corporate or other action taken which would or might alter the effectiveness thereof and that such resolutions have not been amended or rescinded and are in full force and effect.

3.3

The absence of fraud, coercion, duress or undue influence and lack of bad faith on the part of the parties to the Transaction Documents and their respective officers, employees, agents and (with the exception of Arthur Cox) advisers.

3.4

That, based only on the searches referred to at paragraph 1.11 above, no person who has been appointed or acts in any way, whether directly or indirectly, as a director or secretary of, or who has been concerned in or taken part in the promotion of, the Company has:

(a)	been the subject of any declaration, order or deemed order for disqualification or restriction under the Companies Act (including Part 14, Chapters 3 and 4 thereof) or any analogous legislation; or

(b)	received any notice under the Companies Act (including Part 14, Chapter 5 thereof) or any analogous legislation regarding a disqualification or restriction undertaking.

Accuracy of Searches and the Corporate Certificate

3.5

The accuracy and completeness of the information disclosed in the Searches and that such information is accurate as of the date of this Opinion and has not since the time of such search been altered. In this connection, it should be noted that:

(a)	the matters disclosed in the Searches may not present a complete summary of the actual position on the matters we have caused searches to be conducted for;

(b)

the position reflected by the Searches may not be fully up to date (and this risk may be higher while emergency measures introduced by the Irish Government in light of the COVID-19 pandemic remain in place); and

(c)

searches at the CRO do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of, or the appointment of a receiver or an examiner to, the Company or its assets.

3.6	The truth, completeness and accuracy of all representations and statements as to factual matters contained in the Corporate Certificate at the time they were made and at all times thereafter.

Commercial Benefit

3.7

That the Transaction Documents have been entered into for bona fide commercial purposes, on arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interests and for their respective corporate benefit.

No other information and compliance

3.8	That the Transaction Documents shall be performed in accordance with their terms and that they are the only documents relating to the subject matter of the Transaction and that there are no agreements or arrangements of any sort in existence between the parties to the Transaction Documents and/or any other party which in any way amend or vary or are inconsistent with the terms of the Transaction Documents or in any way bear upon or are inconsistent with the opinions stated herein.

Authority, Capacity and Execution

3.9	That:

(a)

the parties to the Transaction Documents (other than the Company to the extent opined on herein) are duly incorporated and validly in existence and they and their respective signatories have the appropriate capacity, power and authority to execute the Transaction Documents, to exercise and perform their respective rights and obligations thereunder and to render the Transaction Documents and all obligations thereunder legal, valid, binding and enforceable on them; and

(b)

each party to the Transaction Documents (other than the Company to the extent opined on herein) has taken all necessary corporate action and other steps to execute, deliver, exercise and perform the Transaction Documents and the rights and obligations set out therein.

3.10	That the execution, delivery and performance of the Transaction Documents:

(a)	does not and will not contravene the laws of any jurisdiction outside Ireland;

(b)	does not and will not result in any breach of any agreement, instrument or obligation to which the Company is a party (this assumption does not extend to the Company’s Constitution); and

(c)	is not and will not be illegal or unenforceable by virtue of the laws of any jurisdiction outside Ireland.

3.11	That the Company was not mistaken in entering into the Transaction Documents as to any material relevant fact.

3.12

That the Transaction Documents constitute legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms under the laws of any relevant jurisdiction other than Ireland insofar as opined on herein.

Foreign Laws

3.13	That as a matter of all relevant laws (other than the laws of Ireland):

(a)

all consents, approvals, notices, filings, recordations, publications, registrations and other steps necessary or desirable to permit the execution, delivery (where relevant) and performance of the Transaction Documents or to perfect, protect or preserve any of the interests created by the Transaction Documents have been obtained, made or done, or will be obtained, made or done, within any relevant time period(s);

(b)	where the Transaction Documents have been executed using electronic signature, the use of electronic signature to execute those types of documents is not restricted or prohibited by those laws; and

(c)

the legal effect of the Transaction Documents and the Transaction, and the creation of any interest the subject thereof will, upon execution and, where relevant, delivery of the Transaction Documents be effective.

Governing law and jurisdiction

3.14	That under all applicable laws (other than those of Ireland):

(a)

the choice of the State of New York law as the governing law of the Transaction Documents (to the extent that they are expressed to be governed by New York law) is a valid and binding selection which will be upheld, recognised and given effect by the courts of any relevant jurisdiction (other than those of Ireland); and

(b)

the submission of each party to the Transaction Documents to the jurisdiction of the courts of the State of New York (to the extent that they are so expressed) is valid and binding and will be upheld, recognised and given effect by the courts of any relevant jurisdiction (other than those of Ireland).

4.	Qualifications

The opinions set out in this Opinion are subject to the following reservations:

General Matters

4.1

A particular course of dealing among the parties or an oral amendment, variation or waiver may result in an Irish court finding that the terms of the Transaction Documents have been amended, varied or waived even if such course of dealing or oral amendment, variation or waiver is not reflected in writing among the parties.

4.2

No opinion is expressed on any deed of assignment, transfer, accession or similar document executed after the date of this opinion in relation to any of the rights and obligations contained in the Transaction Documents.

4.3	No opinion is expressed on any deed or agreement envisaged by the Transaction Documents to be entered at a future date or any future action taken by a party under the Transaction Documents.

4.4	To the extent that any matter is expressed to be determined by future agreement or negotiation, the relevant provision may be unenforceable or void for uncertainty.

4.5	We express no opinion as to whether the Transaction Documents breach any other agreement or instrument (provided that this paragraph does not apply to the Constitution of the Company).

Due Diligence and Searches

4.6

We have not investigated the nature of or the title to property and assets the subject of the Transaction Documents or insurance, merger/competition, regulatory or environmental status or compliance nor have we considered any implications or perfection or other requirements arising in respect thereof. Other than the Searches, we have not conducted any other searches whatsoever. Other than the Searches and our review of the Documents, we have conducted no due diligence nor checked the regulatory status or compliance of the Company or any of its affiliates or shareholders, or banks, or any other person. Other than the Searches and our review of the Documents, we have not conducted any due diligence on the status of any person, and in particular have not considered any due diligence on the Company, or enquired or investigated as to whether it holds appropriate licenses or approvals.

Sanctions

4.7

If a party to the Transaction Documents or to any transfer of, or payment in respect of, the Transaction Documents is controlled by or otherwise connected with a person (or is itself) resident in, incorporated in or constituted under the laws of a country which is the subject of United Nations, European Union or Irish sanctions or sanctions under the Treaty on the Functioning of the European Union, as amended, or is otherwise the target of any such sanctions, then obligations to that party under the Transaction Documents or in respect of the relevant transfer or payment may be unenforceable or void.

Yours sincerely,

/s/ Arthur Cox

SCHEDULE 1

Transaction Documents

1.

An indenture for debt securities dated on or about the date of this opinion among (1) Praxair, Inc. (as Issuer) and (2) the Company (as a Guarantor) and (3) U.S. Bank National Association (as Trustee) (the “Indenture”, which expression includes, for avoidance of doubt, the Company Guarantee referred to therein to the extent it relates to the Notes).

1.	The global notes in relation to the 2030 Notes (the “2030 Global Notes”).

2.	The endorsement of Guarantee on the 2030 Global Notes from the Company dated the date of this Opinion.

3.	The global note in relation to the 2050 Notes (the “2050 Global Note”).

4.	The endorsement of Guarantee on the 2050 Global Note from the Company dated the date of this Opinion.